SOX 302 CERTIFICATION

I, Scot H. Parnell, Chief Financial Officer of SLC Student Loan Receivables I, Inc., certify that:

1.         I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of SLC Student Loan Trust 2008-1 (the “Exchange Act periodic reports”);

2.         Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.         Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by the report is included in the Exchange Act periodic reports; and

4.         All of the reports on assessment of compliance with servicing criteria for asset backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

March 19, 2009

By:	/s/ Scot H. Parnell
Name: Scot H. Parnell
Title: Chief Financial Officer